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                                                                   EXHIBIT 23.2


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Digital Fusion, Inc.
Tampa, Florida


We hereby consent to the incorporation by reference in the Registration Statements of Digital Fusion, Inc. on Form S-3 (SEC file No. 333-44232, No. 333-80155 and No. 333-93595) and Registration Statement of Digital Fusion, Inc. on Form S-8 (No. 333-44378) of our report dated January 25, 2002, except for the third paragraph of Note 12(c) and Note 19 for which the date is February 28, 2002, relating to the consolidated financial statements of Digital Fusion, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

Pender Newkirk & Company
Tampa, Florida
February 28, 2002